UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 19, 2011

GOOGLE INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50726	77-0493581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Amphitheatre Parkway

Mountain View, CA 94043

(Address of principal executive offices, including zip code)

(650) 253-0000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On January 20, 2011, Google Inc. (“Google”) is issuing a press release and holding a conference call regarding its financial results for the quarter and the fiscal year ended December 31, 2010. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Google is making reference to non-GAAP financial information in both the press release and the conference call. A reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is contained in the attached press release.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Google also announced that its Board of Directors had approved certain changes to Google’s management team. Larry Page, Google’s Co-Founder and President of Products, will become Google’s Chief Executive Officer, effective April 4, 2011. Eric Schmidt, Google’s current Chief Executive Officer, will continue as the Chairman of the Board of Directors and will serve as Google’s Executive Chairman. As Executive Chairman, Eric will continue to act as an advisor to Larry and Sergey and will assist with the transition of the Chief Executive Officer role to Larry. Sergey Brin, Google’s Co-Founder and President of Technology, will continue as Google’s Co-Founder, focusing on strategic projects. A copy of the blogpost announcing the changes is filed as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.

A copy of the consolidated balance sheets, consolidated statements of income, and consolidated statements of cash flows for the quarter and the fiscal year ended December 31, 2010 and other financial tables are filed as Exhibit 99.3 to this Form 8-K and are incorporated herein by reference.

Adoption of Rule 10b5-1 Trading Plan

On December 9, 2010, Eric adopted a stock trading plan in accordance with guidelines specified under Rule 10b5-1 of the Exchange Act, and Google’s Policy Against Insider Trading. In the future, he will begin selling a portion of his Google stock pursuant to this trading plan.

The pre-arranged trading plan was adopted in order to allow Eric to sell a portion of his Google stock as part of his long-term strategy for individual asset diversification and liquidity. The stock transactions pursuant to this trading plan will be disclosed publicly through Form 4 and Form 144 filings with the Securities and Exchange Commission. Using this trading plan, Eric can diversify his investment portfolio and can spread stock trades out over a period of one year to reduce market impact. Because this trading plan was established well in advance of a trade, it also helps avoid concerns about whether Eric had material, non-public information when he made a decision to sell his stock.

As of December 31, 2010, Eric held approximately 9.2 million shares of Class A and Class B common stock, which represented approximately 2.9% of Google’s outstanding capital stock and approximately 9.6% of the voting power of Google’s outstanding capital stock. Under the terms of the trading plan, Eric intends to sell approximately 534,000 shares of Class A common stock. If Eric completes all the planned sales under this trading plan, he would continue to own approximately 8.7 million shares, which would represent approximately 2.7% of Google’s outstanding capital stock and approximately 9.1% of the voting power of Google’s outstanding capital stock (assuming no other sales and conversions of Google capital stock occur).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release of Google Inc. dated January 20, 2011

99.2	Posting on the Official Google Blog dated January 20, 2011

99.3	Financial tables for the quarter and the fiscal year ended December 31, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOOGLE INC.

Date: January 20, 2011	/S/ PATRICK PICHETTE
Patrick Pichette Senior Vice President and Chief Financial Officer